Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-219445) of Virginia National Bankshares Corporation of our report dated March 26, 2021 related to the consolidated financial statements of Fauquier Bankshares, Inc., appearing in the Annual Report on Form 10-K of Fauquier Bankshares, Inc. for the year ended December 31, 2020 and included in Exhibit 99.1 of this Current Report on Form 8-K/A.

June 16, 2021

/s/ Brown, Edwards & Company, L.L.P.
BROWN, EDWARDS & COMPANY, L.L.P.